UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 17, 2011
Two Harbors Investment Corp.
(Exact name of registrant as specified in its charter)

Maryland	001-34506	27-0312904
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)
601 Carlson Parkway, Suite 330
Minnetonka, MN 55305
(Address of principal executive offices)
(Zip Code)
Registrant’s telephone number, including area code: (612) 238-3300
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
Two Harbors Investment Corp. held its 2011 Annual Meeting of Stockholders on May 17, 2011 for the purpose of electing seven directors and ratifying the appointment of Ernst &Young LLP as its independent registered public accountants. In addition, the company held advisory votes relating to the company’s executive compensation and the frequency of future stockholder advisory votes relating to the company’s executive compensation.
For more information on the proposals described below, refer to the company’s proxy statement dated April 13, 2011, which was filed with the Securities and Exchange Commission on April 18, 2011. As of the record date, there were a total of 69,251,757 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 61,587,590 shares of common stock, or approximately 89%, were represented in person or by proxy; therefore, a quorum was present.
Proposal 1 — Election of Directors
The seven nominees proposed by the company’s Board of Directors were elected to serve as a director until our Annual Meeting of Stockholders to be held in 2012 or until his successor is duly elected and qualified. The voting results for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes
Mark D. Ein	37,093,814	2,269,817	22,223,959
William W. Johnson	39,071,890	291,741	22,223,959
Stephen G. Kasnet	37,253,395	2,110,236	22,223,959
Peter Niculescu	39,066,638	296,993	22,223,959
W. Reid Sanders	39,070,231	293,400	22,223,959
Thomas Siering	38,640,805	722,826	22,223,959
Brian C. Taylor	38,566,446	797,185	22,223,959
Proposal 2 — Ratification of Selection of Independent Registered Public Accounting Firm
Stockholders ratified the appointment of Ernst & Young LLP as the company’s independent registered public accountants for the year ending December 31, 2011. The proposal received the following final voting results: 60,971,455 for; 581,508 against; and 34,627 abstentions.
Proposal 3 — Advisory Vote Relating to Executive Compensation
Stockholders approved the advisory resolution on the company’s executive compensation. The proposal received the following final voting results: 39,140,477 for; 142,396 against; and 80,758 abstentions.
Proposal 4 — Advisory Vote on the Frequency of Future Advisory Votes Relating to Executive Compensation
Stockholders recommended, on an advisory basis, that future advisory votes relating to the company’s executive compensation be held each year. The proposal received the following final voting results: 23,353,026 for every one year; 206,063 for every two years; 15,676,061 for every three years; and 126,481 abstentions. In accordance with the results of the advisory vote, the company has determined that it will hold an advisory vote on its executive compensation every year until the next advisory vote on frequency, which will be no later than the company’s annual meeting of stockholders in 2017.
Item 7.01 Regulation FD Disclosure.
On May 23, 2011, we announced the results of our 2011 Annual Meeting of Stockholders held on May 17, 2011. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.
The information in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, is furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed “filed” for any other purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that Section. The information in Item 7.01 of this Current Report shall not be deemed to be incorporated by reference into any filing of the registrant under the Securities Act of 1933 or the Exchange Act regardless of any general incorporation language in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Press Release, dated May 23, 2011, issued by Two Harbors Investment Corp. announcing the final voting results of its 2011 Annual Meeting of Stockholders.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TWO HARBORS INVESTMENT CORP.
By:	/s/ TIMOTHY W. O’BRIEN
Timothy O’Brien
Secretary and General Counsel

Date: May 23, 2011